SUBORDINATION AGREEMENT

This Subordination Agreement ("**Agreement**") is made as of the 26th day of July, 2019, ("**Effective Date**")

BY AND BETWEEN:	Union Bank and Trust Company, a Nebraska banking corporation, (the "**Lender**");
AND	Nelnet, Inc., a Nebraska corporation (the "**Creditor**");
AND	Agile Sports Technologies, Inc., a Delaware corporation (the "**Borrower**").

A. The Lender has agreed to lend Borrower approximately $47,000,000.00 in the form of a Line of Credit Note and a Term Note and, in its sole discretion, may lend to the Borrower additional amounts from time to time whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, or created or acquired by assignment or otherwise, with all interest, and fees (the "**Senior Debt**") on the terms and conditions contained in certain business loan agreement(s), promissory note(s), mortgage(s), and other related documents that have been executed or will be executed by the Borrower from time to time (collectively, the "**Loan Documents**");

B. The Lender has required a first priority security interest in all assets of the Borrower as a term and condition of the Senior Debt.

C. The Borrower is indebted to the Creditor on the Effective Date in an amount of up to $16,000,000.00, including all additional amounts from time to time whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, or created or acquired by assignment or otherwise, together with all interest, and fees on the terms and conditions contained in certain loan agreement(s), promissory note(s), mortgage(s), and other related documents that have been executed or will be executed by the Borrower and Creditor from time to time, including but not limited to that certain Master Loan Agreement dated as of July 26, 2019, between Creditor and Borrower, the Promissory Note given by Borrower to Creditor dated as of July 26, 2019, and the Security Agreement dated as of July 26, 2019 and executed by Borrower (collectively, the "**Subordinated Debt**").

D. The Lender requires the Creditor to subordinate the Subordinated Debt to Lender to induce the Lender to make advances on the Senior Debt and to satisfy and/or waive some of the conditions of the Loan Documents.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, each of the parties hereto (collectively, the "Parties") agree as follows:

1. Lender is willing to provide Borrower with the requested Senior Debt only if the Creditor will subordinate the Subordinated Debt to the Senior Debt. Creditor will benefit from Lender extending credit to Borrower. Creditor acknowledges that all existing, and each future extension of credit by Lender to Borrower will be made in reliance of this Agreement.

2. The Parties agree that the Subordinated Debt is and shall be subject and subordinate, to the Senior Debt.

3. Until the Senior Debt is fully paid, Borrower will not pay the Subordinated Debt. Notwithstanding the foregoing, the Borrower will be permitted to make the regularly scheduled payments on the Subordinated Debt if (1) the Borrower has not defaulted under any of the terms, conditions, or payments required under the Loan Documents, and (2) the Lender has not previously sent the Creditor and Borrower a notice that the Lender is deeming itself insecure, in Lender's sole discretion, and Lender is electing to invoke its rights under this paragraph to prohibit future payments on the Subordinated Debt.

4. Creditor and Borrower warrant to Lender that each has the power and authority to enter into this Agreement.

5. Creditor will not transfer, assign, encumber or subordinate the Subordinated Debt, other than under this Agreement, without Lender's prior written consent. Creditor and Borrower will not modify the Subordinated Debt or any related agreement without Lender's prior written consent. Creditor and Borrower will not take or permit any action that is inconsistent with this Agreement. The Creditor and Borrower further agree that no new or additional Subordinated Debt pursuant to which the Creditor advances loan(s) with an aggregate outstanding principal balance in excess of that set forth in paragraph (C) of this Agreement will be incurred or created after the Effective Date, without the prior written consent of the Lender and, in any event, any such new or additional Subordinated Debt or other indebtedness advanced by Creditor to Borrower shall be subordinated and subject to the terms and conditions set forth in this Agreement.

6. In order to induce Lender to make advances on the Senior Debt and waive any defaults caused by issuance of the Subordinated Debt, Creditor does hereby subordinate Creditor's security interest(s) to Lender's security interest(s), whether now filed or to be filed hereafter, as to the following described property and interests:

   - All real and personal property assets of the Borrower, including but not limited to, the interests and rights of the Borrower pledged to

Lender in any Security Agreement(s) or any Uniform Commercial Code Financing Statements relating to the Borrower.

7. In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, relative to the Borrower or its creditors, as such, or to its properties, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy, then the holders of the Senior Debt shall be entitled to receive payment in full of all of the Senior Debt before the holders of the Subordinated Debt are entitled to receive any payment on account of the Subordinated Debt, and to that end the holders of the Senior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Subordinated Debt. Creditor and Lender hereby agree and declare that at all times, whether before, after or during the pendency of any proceeding, and notwithstanding the priorities which would ordinarily result from the order of the granting of a security interest, or the order, sequence or date of the filing of any financing statements, deeds of trust, or obtaining of possession, and whether or not perfected or unavoidable, Lender's security interest(s) shall constitute and be a senior and superior security interest, pledge, assignment, lien and charge in and upon the Subordinated Collateral and prior in right to any interest of Creditor in the Subordinated Collateral howsoever arising, and that the Creditor's security interest(s) shall be subject and subordinate to the Lender's security interest(s). Lender and Creditor hereby agree to take any further actions, consents, releases, or terminations as reasonably deemed necessary by the Lender to carry out the intent of this subordination, including but not limited to, causing the public records to reflect these respective priorities of their security interests(s).

8. Borrower and Creditor agree that this Agreement is solely for Lender's protection. This Agreement does not impose any additional duties on Lender concerning Borrower's or Creditor's property, except Lender will exercise reasonable care in the custody and preservation of this property if and when it is in Lender's possession.

9. Creditor will provide Lender with any information Lender requests from time to time concerning the Subordinated Debt or otherwise related to this Agreement, and Borrower authorizes Creditor's providing of such information. After Lender gives Creditor prior notice, Creditor and Borrower will allow Lender to inspect their records concerning the Subordinated Debt.

10. A default under this Agreement constitutes a default under each agreement Borrower has with Lender.

11. Lender may demand specific performance of this Agreement. Creditor irrevocably waives any defense that may be asserted to bar Lender's remedy to specific performance in which Creditor asserts the adequacy of a remedy at law.

12. If Creditor receives payment, other than as permitted in this Agreement, or enforces the Subordinated Debt or its security other than as permitted in this Agreement, then Creditor will hold any payment, security or proceeds in trust for Lender. In the event of an occurrence as described in the preceding sentence, Creditor will then promptly turnover to Lender any payment, security or its proceeds in the form received and properly endorsed to Lender. In the event that Creditor turns over any such payment to Lender, Lender may apply the payment, security or proceeds as Lender considers appropriate to any debts, liabilities and obligations that Borrower owes Lender under the Loan Documents. This Agreement is unaffected by Lender's waiver, forbearance or amendment of any of Borrower's debts, liabilities and obligations to Lender.

13. Borrower and Creditor waive all notices from Lender relative to this Agreement, including its acceptance, or of Lender's extension of credit to Borrower or other notices; provided, however, that Lender shall give notice to Creditor of Borrower's default under any of the Loan Documents, and also Lender shall give notice to Creditor if Lender deems itself insecure under any of the Loan Documents.

14. The duties and benefits of this Agreement will bind and benefit the successors and assigns of Creditor, Borrower and Lender.

15. This Agreement will end only after Borrower has fully paid and performed on all debt, liabilities and obligations owed to Lender under the Loan Documents. Creditor's death, dissolution or bankruptcy will not terminate this Agreement.

16. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by Creditor, Borrower and Lender. This Agreement is the complete and final expression of the agreement. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

17. By choosing any one or more remedies Lender does not give up Lender's right to use any other remedy. Lender does not waive a default if Lender chooses not to use a remedy. By electing not to use any remedy, Lender does not waive Lender's right to later consider the event a default and to use any remedies if the default continues or occurs again.

18. This Agreement is governed by the laws of the jurisdiction of Nebraska.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each of the officers duly authorized by the respective Parties have signed their names as of the day and year stated above.

Nelnet, Inc. (**Creditor**)

DocuSigned by:

By: EACB19C0133E42E

Title: Secretary and General Counsel

Union Bank and Trust Company (**Lender**)

By:

Title: Sr. Vice Pres

Agile Sports Technologies, Inc. (**Borrower**)

By:

Title: CFO